INDEPENDENT AUDITORS' CONSENT
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The  Board  of  Directors  and  Shareholders
Gartmore  Mutual  Funds  II,  Inc.:

We consent to the use of our report dated August 1, 2003, incorporated herein by reference, with respect to the financial statements of the Gartmore Focus Fund, formerly GAMNA Focus Fund, (the "Fund"), of Gartmore Mutual Funds II, Inc., formerly GAMNA Series Funds, Inc., as of June 30, 2003, and to the references to our firm under the headings "Financial Highlights" in the Prospectus dated June 29, 2004 and "Independent Auditors" in the Statement of Additional Information dated June 29, 2004.

/s/  KPMG  LLP

Philadelphia,  Pennsylvania
April  30,  2004